UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: October 12, 2007

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Entry into Lease Agreement regarding 347 Oyster Point Boulevard

On October 12, 2007, Monogram Biosciences, Inc., or Monogram, entered into a lease agreement with Oyster Point Tech Center LLC, or the Landlord, with respect to the lease of an approximately 39,780 square foot facility located at 347 Oyster Point Boulevard, South San Francisco (the “347 lease”). The 347 lease term commences the earlier of the date Monogram commences using the premises, or May 1, 2008, and expires April 30, 2018. The total basic monthly rent in the first year of the 347 lease will be $119,340, and will be incrementally increased each year, such that in the final year of the lease the basic monthly rent will be $159,120. Under the 347 lease, Monogram will pay the Landlord certain commercially reasonable and customary operating costs of the rented facility, including those associated with certain taxes, insurance, repairs, improvements, services, utilities, legal and accounting expenses and a management and accounting cost recovery fee equal to 3% of the base rent. The Landlord will provide to Monogram a tenant improvement allowance of up to $1 million. Monogram has two successive five year options to extend the term of 347 lease at the then current market rent for comparable facilities.

Amendment of Lease Agreement regarding 345 Oyster Point Boulevard

On October 12, 2007, Monogram and the Landlord entered into a first amendment to a lease dated May 25, 1999, with respect to the lease of an approximately 40,410 square foot facility located at 345 Oyster Point Boulevard, South San Francisco (the “345 lease”), effective October 5, 2007. Under the amendment, the term of the 345 lease was extended by approximately 8 years, to April 30, 2018. The total basic monthly rent in the first year of the extended term, beginning March 1, 2010, will be $125,271, and will be incrementally increased each year, such that in the final year of the amended 345 lease the basic monthly rent will be $161,640. Monogram will continue to have two successive five year options to extend the term of 345 lease at the then current market rent for comparable facilities.

Amendment of Sublease Agreement regarding 343 Oyster Point Boulevard

On October 12, 2007, Monogram and DiaDexus, Inc. entered into a fourth amendment to a sublease originally dated June 1, 2002 with respect to the sublease by Monogram of premises located at 343 Oyster Point Boulevard, South San Francisco (the “343 sublease”). Under the amendment, the term of the 343 sublease was extended by approximately 29 months, to May 20, 2011. The total basic monthly rent in the first year of the extended term, beginning January 1, 2008, will be $77,342, and will be incrementally increased each year, such that in the final year of the amended 343 sublease the basic monthly rent will be $84,514. The fourth amendment to the 343 sublease remains subject to the approval of ARE-Technology Center SSF, LLC, the landlord of the subleased premises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

	By:	/s/ Kathy L. Hibbs
Date: October 17, 2007		Kathy L. Hibbs
Senior Vice President, General Counsel